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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2002

AXCESS Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11933 (Commission File Number)	85-0294536 (I.R.S. Employer Identification No.)
3208 Commander Drive, Carrollton, Texas (Address of principal executive offices)		75006 (Zip Code)

Registrant's telephone number, including area code (972) 407-6080

(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountants

        At a meeting held on October 10, 2002, the Board of Directors of the Company approved the engagement of Hein and Associates as its independent auditors for the fiscal year ending December 31, 2002 to replace the firm of Ernst & Young LLP, who resigned as auditors of the Company effective October 10, 2002. The audit committee of the Board of Directors approved the change in auditors on October 10, 2002 subject to approval of shareholders.

        The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports of the financial statements as of and for the year ended December 31, 2001 and 2000 included an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern.

        In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2001 and 2000, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 10, 2002 is filed as Exhibit 16.1 to this Form 8-K.

        There were no reportable events of the type described in Item 304(a)(1)(iv) of Regulation S-B.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

  16.1
  Letter from Ernst & Young LLP.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INC. (Registrant)
October 10, 2002 (Date)	/s/ ALLAN GRIEBENOW Allan Griebenow President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
16.1	Letter from Ernst & Young LLP.

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  Item 4. Changes in Registrant's Certifying Accountants
  Item 7. Financial Statements and Exhibits.
Signature
Exhibit Index